*
ChinaCast Education
Corporation
2007 Q3 Presentation
November 14, 2007
NASDAQ: CAST
www.chinacasteducation.com

This presentation contains forward-looking statements.  These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of
1995.  These forward looking statements can be identified by terminology such as “will,”
“expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar statements.
ChinaCast may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission, in its annual report to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties.  Statements that are not historical facts, including statements about ChinaCast’s beliefs and expectations, are forward-looking statements.
Forward-looking statements involve inherent risks and uncertainties.  Further information regarding these risks and uncertainties is included in our registration statement and other documents filed with the Securities and Exchange Commission.
ChinaCast does not undertake any obligation to update any forward-looking statement, except as required under applicable law.
Safe Harbor Statement

Agenda
•   Third Quarter 2007 Operational Highlights
•   Business Strategy Overview
•   Third Quarter 2007 and 1st 9 Months Financial
    Highlights
•   Q & A

Third Quarter FY2007 Operational Highlights
•  Revenue increased by 25% year-over-year to RMB46.0 million (US$6.1 million) from RMB36.9 million in the same period of the prior year.
•  Net income increased by 66% year-over-year to RMB16.9 million (US$2.3 million) from RMB10.2 million in the same period of the prior year.
•  The Group opened 8 new Daily English learning centers in Beijing, the company’s first bricks and mortar schools, and in so doing became a player in the market for language training in China valued at $2 billion annually.
•  Announced MOU to acquire a 51% stake in Wuhan Media and
   Communications College, the company’s first post-secondary educational institution acquisition.
•  Listing of ChinaCast shares, warrants and units on the NASDAQ commenced on October 29, 2007, under the new tickers, CAST, CASTW and CASTU respectively.

Third Quarter 2007 Operational Highlights
• Revenues from the post-secondary education distance
   learning sector increased by 32% to RMB17.6 million
   ($US2.4 million).
-  The number of post-secondary students grew to
   121,000 at the close of the third quarter, up 10%
   year-on-year.
• Revenues from the K-12 educational content delivery
   sector for the third quarter of 2007 came to RMB15.6
   million (US$2.0 million). a year-on-year decrease of
   27%.
-  This is primarily due to a drop in equipment sales
   compared with last year although the number of
   subscribing schools remained stable at 6,500.
• Revenues from the vocational/career training sector
   showed the most dramatic growth with revenues
   totalling RMB12.8 million (US$1.7 million), up five fold
   year-on-year.
-  The establishment of the Daily English language
   training service and higher equipment sales
   contributed to the growth..
RMB 12.8m
RMB 17.6m
RMB 15.6 m
38%
28%
34%

Business Strategy Overview

Our Goal is to be a Leader in the PRC For-Profit
Education Sector
•  To achieve this goal, ChinaCast is transitioning from a B2B e-learning provider to a full service for-profit education brand operating in three main education service sectors:
-  E-Learning
- Leader in B2B e-learning and training services for post-secondary,
  K-12 and vocational/career education sectors
-  English Language Training
- Became a leading English Language training provider through acquisition of Modern English, now branded “Daily English”
-  For Profit Post-Secondary Education
- Acquisition strategy targeting well known, accredited universities throughout China with focus on vocational/career oriented programs
- Proposed acquisition - Wuhan Media & Communications College
  (WMCC) - deal slated to close end 2007

100
80
60
40
20
0
2006
2007e
2008e
2009e
E-Learning
Schools

Our Strategy
% Revenue
Our Strategy Is To:
▪  Continue to grow our existing B2B
     E-Learning Business as the PRC
     education and internet service
     market expands
▪  Acquire schools and education
     content to transition from a B2B
     e-learning provider to a B2C
     nationwide education brand
     focusing on post-secondary and
     vocational/career
Estimated Revenue Mix

Our M&A Strategy
Disciplined M&A strategy based on:
-   Risk adjusted returns in excess of our cost of
    capital
-   Synergies / cost savings opportunities
-   Management expertise
-   Accretive to earnings within reasonable time
    period
Post Secondary Schools
▪ Over 300 private universities in China
▪ Plan to acquire a minimum of 3-4
    institutions within next 18 mos. to enhance
    program offering & geographic reach
▪ Become nationwide B2C education name
Vocational/Career Schools
▪ Expand Daily English nationwide and
    expand course offerings
▪ New vocational/career school acquisition
    targets (IT/Media, Management, Finance,
    Health)
Deploy cash (US$135M post
warrant exercise) to acquire and
develop

Third Quarter & 1st 9 Months
Financial
Highlights

2007 Q3 Income Statement Highlights
	3Q 2006 (RMB m)	3Q 2007 (RMB m)	3Q 2007 (US$ m)	YoY Change
Revenue	36.9	46.0	$6.1	+25%
Service	32.7	38.0	$5.1	+16%
Equipment	4.2	8.0	$1.1	+91%
Gross Profit	23.7	25.9	$3.5	+9%
Gross Margin	64%	56%	-	-10 pts
Income from Continuing Operations	11.1	16.8	$2.2	+51%
Operating Margin	30%	37%	-	+7 pts
Net Income	10.2	16.8	$2.2	+66%
Net Margin	28%	37%	-	+9 pts
Income Per Share (Basic) *	0.61	0.62	$0.08
Income Per Share (Diluted) *	0.58	0.61	$0.08
* Weighted Average Shares Used in Computation:
1.Basic:  2006 - 16,657,872, 2007 - 27,266,564
2.Diluted:  2006 - 17,406,787, 2007 - 27,783,672

2007 1st 9 Months Income Statement Highlights
	9M 2006 (RMB m)	9M 2007 (RMB m)	9M 2007 (US$ m)	YoY Change
Revenue	118.9	128.2	$17.1	+8%
Service	91.5	106.0	$14.1	+16%
Equipment	27.4	22.1	$3.0	-20%
Gross Profit	61.5	72.5	$9.7	+15%
Gross Margin	52%	57%	-	+5 pts
Income from Continuing Operations	30.2	44.2	$5.9	+32%
Operating Margin	25%	35%	-	+10 pts
Net Income	26.9	43.9	$5.9	+63%
Net Margin	23%	34%	-	+11 pts
Income Per Share (Basic) *	1.62	1.67	$0.22
Income Per Share (Diluted) *	1.55	1.60	$0.21
* Weighted Average Shares Used in Computation:
1.Basic:  2006 - 16,657,872, 2007 - 27,266,564
2.Diluted:  2006 - 17,406,787, 2007 - 27,783,672

Revenue CAGR 47%
180,000
160,000
140,000
120,000
100,000
80,000
60,000
40,000
20,000
0
FY04
FY05
FY06
9M FY07
Revenue
Gross Profit
Net Income

双威 ChinaCast

2004 - 2007 Annual Performance
Notes:
1.    Exchange Rate Used: US$= RMB 8.0 (2004-2005), RMB 7.8 (2006), RMB 7.6 (2007)
2.    2004 includes $2.88m in share option expenses.  The  figure for 2005 was $0.24m.
3.    2006 includes $2.2m in non-recurring costs due to amortization of intangibles and professional fees associated with merger
RMB (k)

•   Net operating cash flow for the third quarter was RMB29.7
   million, equivalent to US$4.0 million.
•   Cash and bank balances together with term deposits increased to
   RMB735.3 million (US$98.0 million) as of September 30, 2007.
   No debt.
•   Total common shares issued:  27.3 million
•   Outlook for Full Year ending December 31, 2007
•   Total revenue to be in the range of RMB187.5 million (US$25.0 million)
   to RMB195.0 million (US$26.0 million)
•   Net income, excluding share-based compensation expenses, to be in the range of RMB52.5 million (US$7.0 million) to RMB56.3 million
   (US$7.5 million) for the year ending December 31, 2007
•   This forecast reflects ChinaCast’s current and preliminary view, actual results may differ materially
2007 Q3 and 1st 9 Months Financial Highlights